UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2022

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38363	84-3235695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2626 Fulton Drive NW

Canton, OH 44718

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 458-9176

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOFV	Nasdaq Capital Market
Warrants to purchase 1.421333 shares of Common Stock	HOFVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Waterpark Sale and Leaseback

On November 7, 2022, HOF Village Waterpark, LLC (“HOFV Waterpark”), an indirect subsidiary of Hall of Fame Resort & Entertainment Company (the “Company”), as seller, entered into an Agreement for Purchase and Sale of Real Property (the “Purchase and Sale Agreement”) with HFAKOH001 LLC, an affiliate of Oak Street Real Estate Capital, LLC (“Oak Street”), as buyer, pursuant to which the parties agreed to consummate a sale and leaseback transaction (the “Waterpark Sale and Leaseback Transaction”). Under the terms of the Purchase and Sale Agreement, Oak Street paid the sum of $1,000,000 as the purchase price for HOFV Waterpark’s property located at Hall of Fame Village, Canton, Ohio (the “Waterpark Property”), and paid the sum of $49,000,000 for the Pledged Collateral (defined below). The net proceeds to be received by HOFV Waterpark will be reduced by transaction commissions and expenses incurred in connection with the sale.

At the closing of the Purchase and Sale Agreement, HOFV Waterpark leased the Waterpark Property back from Oak Street pursuant to a Ground Lease Agreement, dated November 7, 2022, between HOFV Waterpark, as tenant, and Oak Street, as landlord (the “Ground Lease”), the term of which Ground Lease is for approximately 99 years. In connection with the Ground Lease, HOFV Newco (defined below) is providing a Limited Recourse Carveout Guaranty, dated November 7, 2022 (the “Limited Guaranty”) in favor of Oak Street. HOFV Waterpark will construct and develop structures for use as an indoor waterpark and other uses ancillary thereto on the Waterpark Property (the “Waterpark Project”). Proceeds from the conveyance of the Waterpark Property to Oak Street will provide funding for the Waterpark Project and other costs related to the Purchase and Sale Agreement and the Ground Lease.

HOF Village Stadium, LLC (“HOFV Stadium”), which is owned by HOF Village Newco, LLC, a subsidiary of the Company (“HOFV Newco”), owns leasehold interests (the “Stadium Leasehold Interests”) in certain real property located in the City of Canton, Ohio on which is situated the Tom Benson Hall of Fame Stadium (the “Stadium”). In connection with the Waterpark Sale and Leaseback Transaction and as additional security for HOFV Waterpark’s obligations under the Ground Lease, HOFV Newco pledged one hundred percent of the record and beneficial membership interests in HOFV Stadium (the “Pledged Interests”) to Oak Street pursuant to a pledge and security agreement (the “Pledge Agreement”) dated November 7, 2022.

Pursuant to a Post-Closing Matters Agreement dated November 7, 2022 by and between HOFV Waterpark, HOFV Newco and Oak Street (“Post-Closing Agreement”), Oak Street: (1) retains the right, which much be exercised on or before November 30, 2022, to cause HOFV Waterpark to purchase the Waterpark Property in the event Oak Street determines there is a material deficiency in the status, condition or sufficiency in the collateral for the Pledge Agreement, and (2) retains the right to cause HOFV Stadium to provide a mortgage on the Stadium Leasehold Interests (the “Stadium Leasehold Mortgage”).

On November 7, 2022, Oak Street and HOFV Waterpark also entered into a Purchase Option Agreement (the “Purchase Option Agreement”), pursuant to which HOFV Waterpark is granted an option to purchase the Waterpark Property back from Oak Street that can be exercised during the period beginning on December 1, 2027 and ending on November 30, 2034 (the “Option Period”).

Hotel Construction Loan Commitment Letter

On November 3, 2022, the Company entered into a Commitment Letter (the “Hotel Construction Loan Commitment Letter”), by and among the Company, as guarantor, HOF Village Hotel WP, LLC (“Hotel”), an indirect subsidiary of the Company , as borrower, and Industrial Realty Group, Inc. (“IRGInc”), as lender. Stuart Lichter, a director of the Company, is President and Chairman of the Board of Industrial Realty Group, LLC (“IRGLLC”). Pursuant to the terms of the Hotel Construction Loan Commitment Letter, IRGInc committed to provide, or to arrange for one of IRGInc’s affiliates to provide, a loan of $28,000,000 (the “Hotel Construction Loan”) to finance a portion of Hotel’s costs and expenses in connection with the ground-up development of a 180-room family hotel (the “Hotel Project”) on approximately 1.64 acres of land located in the Hall of Fame Village, Canton, Ohio (the “Hotel Property”), adjacent to the Waterpark Property. The commitment to provide the Hotel Construction Loan is subject to certain conditions, including the execution and delivery of definitive documentation with respect to the Hotel Construction Loan.

The Hotel Construction Loan will have a two-year term with one option to extend for twelve months, subject to standard extension conditions. The collateral for the Hotel Construction Loan will include, without limitation: (a) a first priority perfected mortgage encumbering the Hotel Property; (b) a first priority perfected assignment of leases and rents with respect to the Hotel Property; (c) a first priority perfected assignment of all permits, licenses, entitlements, approvals, and contracts with respect to the Hotel Property; (d) UCC-1 financing statements (all personal property, fixture filing and accounts and reserves); (e) equity pledge; and (f) all other agreements and assurances customary in similar financings by IRGInc. The Hotel Construction Loan will bear interest at a variable rate per annum equal to the one-month Term SOFR plus 6%, subject to a SOFR floor equal to the greater of (i) 4% and (ii) prevailing SOFR at closing of the Hotel Construction Loan. Payments of interest only will be made during the initial two-year term, with a payments of principal and interest based on a 25-year amortization during the extension term, if applicable. Hotel will pay 1% of the Hotel Construction Loan amount as an origination fee, payable in full at closing. The Hotel Construction Loan definitive documentation will have representations, warranties and events of default usual and customary for such type of loan.

IRG Financial Support and Consideration

On November 7, 2022, the Company entered into a letter agreement (the “IRG Letter Agreement”) with IRGLLC, pursuant to which IRGLLC agreed that IRGLLC and IRGLLC’s affiliates and related parties will provide the Company and its subsidiaries with certain financial support described below in exchange for certain consideration described below.

The financial support provided under the IRG Letter Agreement consists of the following (the “IRG Financial Support”):

Waterpark Construction Financing Facilitation. IRGLLC agreed that its affiliate CH Capital Lending, LLC (“CHCL”), would help facilitate the closing of financing with Oak Street with regard to construction of the Waterpark Project, by among other things, releasing CHCL’s first mortgage lien on the Stadium Leasehold Interests and pledge of membership interests in HOFV Stadium. In addition, IRGLLC agreed to provide a completion guaranty to facilitate other needed financing for the Waterpark Project, as required.

Extension of CHCL Bridge Loan. IRGLLC agreed that CHCL would extend to March 31, 2024 the maturity of the promissory note dated June 16, 2022, issued by the Company, HOF Village Retail I, LLC and HOF Village Retail II, LLC, as borrowers, to CHCL, as lender (the “Bridge Loan”).

Provide One Year Extension Option for All IRG Affiliate Lender Loans. All loans from affiliates and related parties of IRGLLC (“IRG Affiliate Lenders”) will be amended to provide for an optional one-year extension of their maturity until March 31, 2025 for a one percent extension fee, which is payable if and when an IRG Affiliate Lender loan is extended. The IRG Affiliate Lender loans consist of the following: (i) Bridge Loan, with an existing modified maturity date of March 31, 2024; (ii) the term loan, payable to CHCL, with an existing maturity of March 31, 2024; (iii) the first amended and restated promissory note, dated March 1, 2022, payable to IRG, LLC, with an existing maturity of March 31, 2024; (iv) the first amended and restated promissory note, dated March 1, 2022, payable to JKP Financial, LLC, with an existing maturity of March 31, 2024; (v) the Secured Cognovit Promissory Note, dated as of June 19, 2020, assigned June 30, 2020 and amended December 1, 2020 and March 1, 2022, payable to JKP Financial, LLC, with an existing maturity of March 31, 2024; and (vi) the promissory note, dated April 27, 2022, payable to Midwest Lender Fund, LLC (“MLF”), with an existing maturity of April 30, 2023, and with an option to extend the maturity until March 31, 2024.

Tapestry Hotel Construction Financing Commitment Letter. IRGLLC agreed to provide a commitment for financing the Hotel Project, as set forth in the Hotel Construction Loan Commitment Letter.

In consideration of the IRG Financial Support to be received by the Company and its subsidiaries, the Company agreed in the IRG Letter Agreement to provide the following consideration to IRGLLC and the IRG Affiliate Lenders:

The Company agreed to make a payment of $4,500,000 as a fee for providing the completion guaranty and other IRG Financial Support described above, payable to CHCL to be held in trust for the IRG Affiliate Lenders, to be allocated as the IRG Affiliate Lenders shall determine. The Company also agreed to issue 2,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”) to the IRG Affiliate Lenders, to be allocated as the IRG Affiliate Lenders shall determine, in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof, as a transaction by an issuer not involving any public offering.

The Company agreed to modify the IRG Affiliate Lender loans as follows: (i) all IRG Affiliate Lender loans will bear interest at 12.5% per annum, compounded monthly, with payment required monthly at 8% per annum, and with the remaining interest accrued and deferred until maturity; (ii) the price at which the principal and accumulated and unpaid interest under the IRG Affiliated Lender loans is convertible into shares of Common Stock will be reset to a price equal to 105% of the average Nasdaq official closing price of the Company’s Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the date of the Oak Street closing, which price is $0.58 per share (“Market Price”); (iii) the Company and its subsidiaries will record a blanket junior mortgage on all real estate owned or leased by the Company and its subsidiaries, whether fee or leasehold estates, other than those parcels for which existing lenders prohibit junior financing; (iv) the Company agreed to acknowledge an existing pledge of the Company’s 100% membership interest in HOFV Newco and reflect that such pledge secures all amounts due under the IRG Affiliate Lender Loans; (v) all IRG Affiliate Lender loans will be cross-collateralized and cross-defaulted; (vi) the Company and its subsidiaries will covenant not to assign, pledge, mortgage, encumber or hypothecate any of the underlying assets, membership interests in affiliated entities or IP rights without IRGLLC’s written consent; (vii) prior development fees owed by the Company to IRGLLC will be accrued and added to the Bridge Loan, and future development fees owed by the Company to IRGLLC will be paid as when due; and (viii) the Company will pay to IRGLLC 25% of all contractual dispute cash settlements collected by the Company with regard to existing contractual disputes in settlement discussions, which shall be applied to outstanding IRG Affiliate Lender loans, first against accrued interest and other charges and then against principal.

The Company agreed to modify the Series C through Series G warrants held by IRG Affiliate Lenders as follows: (i) the exercise price of the Series C through Series G warrants held by IRG Affiliate Lenders will be reset to Market Price; and (ii) the warrant expiration dates of the Series C through Series G warrants held by IRG Affiliate Lenders will be extended by two years from their current expiration dates.

In the IRG Letter Agreement, IRGLLC and the Company agreed to comply with all federal and state securities laws and Nasdaq listing rules and to insert “blocker” provisions for the above-described re-pricing of the warrants and the conversion provisions, such that the total cumulative number of shares of Common Stock that may be issued to IRGLLC and its affiliated and related parties pursuant to the IRG Letter Agreement may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following Approval (defined below). In addition, the provisions of the IRG Letter Agreement are limited by Nasdaq Listing Rule 5635(c). If the number of shares of Common Stock issued to IRGLLC and its affiliated and related parties pursuant to the IRG Letter Agreement and the agreements modified thereunder exceeds the Nasdaq 19.99% Cap, then the Company will use reasonable efforts to obtain stockholder approval of the issuance of shares in excess of the Nasdaq 19.99% Cap, no later than the next stockholder meeting (the “Approval”).

In connection with entering into the Waterpark Sale and Leaseback Transaction, the Hotel Construction Loan Commitment Letter, and the IRG Letter Agreement, the Company paid customary fees and expenses.

The foregoing description of the Purchase and Sale Agreement, the Ground Lease, the Limited Guaranty, the Pledge Agreement, the Post-Closing Agreement, the Purchase Option Agreement, the Hotel Construction Loan Commitment Letter and the IRG Letter Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase and Sale Agreement, the Ground Lease, the Limited Guaranty, the Pledge Agreement, the Post-Closing Agreement, the Purchase Option Agreement, the Hotel Construction Loan Commitment Letter and the IRG Letter Agreement, which are attached as Exhibits 10.1 to 10.8, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

On November 9, 2022, the Company issued a press release regarding the matters discussed above, a copy of which is attached as Exhibit 99.1.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
10.1	Purchase and Sale Agreement, dated November 7, 2022, between HFAKOH001 LLC as buyer and HOF Village Waterpark, LLC as seller
10.2	Ground Lease Agreement, dated November 7, 2022, between HFAKOH001 LLC as landlord and HOF Village Waterpark, LLC as tenant
10.3	Limited Recourse Carveout Guaranty, dated November 7, 2022, by HOF Village Newco, LLC as guarantor and HFAKOH001 LLC as landlord
10.4	Pledge and Security Agreement, dated November 7, 2022, by HOF Village Newco, LLC as pledgor and HFAKOH001 LLC as landlord
10.5	Post-Closing Matters Agreement, dated November 7, 2022, among HOF Village Waterpark, LLC, HOF Village Newco, LLC and HFAKOH001 LLC
10.6	Purchase Option Agreement, dated November 7, 2022, between HFAKOH001 LLC and HOF Village Waterpark, LLC
10.7	Hotel Construction Loan Commitment Letter, signed November 3, 2022, among Industry Realty Group, Inc. as lender, Hall of Fame Resort & Entertainment Company as guarantor, and HOF Village Hotel WP, LLC as borrower
10.8	IRG Letter Agreement, dated November 7, 2022, between Industrial Realty Group, LLC and its various affiliates and related parties and Hall of Fame Resort & Entertainment Company
99.1	Press Release dated November 9, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

	By:	/s/ Michael Crawford
		Name:	Michael Crawford
		Title:	President and Chief Executive Officer

Dated: November 9, 2022